Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2002 (February 15, 2002 as to Note 25) relating to the consolidated financial statements of ActivCard S.A. for the year ended December 31, 2001 appearing in the Prospectus of ActivCard Corp., dated December 31, 2002, filed with the Securities and Exchange Commission on January 6, 2003.

Deloitte & Touche LLP
San Jose, California

January 7, 2003